UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of First Savings Financial Group, Inc. (the “Company”) was held on February 23, 2016. The final results of the vote on each matter submitted to a vote of shareholders are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until their successors are duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes

Cecile A. Blau	1,341,976	7,669	743,339
Douglas A. York	1,331,140	18,505	743,339
John P. Lawson, Jr.	1,342,923	6,722	743,339
Frank N. Czeschin	1,335,345	14,300	743,339

2.	The First Savings Financial Group, Inc. 2016 Equity Incentive Plan was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes

1,236,389	87,263	25,993	743,339

3.	The appointment of Monroe Shine & Co., Inc. to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes

2,051,238	38,417	3,329	0

4.	A resolution to approve the compensation of the Company’s named executive officers was approved by the following non-binding advisory vote:

For	Against	Abstentions	Broker Non-Votes

1,286,228	52,006	11,411	743,339

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: February 23, 2016	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer